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                                  EXHIBIT 23E
                                  -----------

                Consent of Telesis Mergers & Acquisitions, Inc.

                      Telesis Mergers & Acquisitions, Inc.
                               795 Franklin Avenue
                        Franklin Lakes, New Jersey 07417
                                  (201)848-9544


                                            July 23, 1997



Extended Family Care Corporation
One Old Country Road, Suite 335
Carle Place, New York  11514

Star Multi Care Services Inc.
33 Walt Whitman Road, Suite 302
Huntington Station, New York  11746

         We hereby consent to the inclusion of the fairness opinion in relation to the EFCC/Star Merger and the TPC/EFCC Merger in the Registration Statement on Form S-4 being filed by Star and EFCC, respectively.

                                            Telesis Mergers & Acquisitions, Inc.



                                            By:_______________________________
                                                  Name:
                                                  Title: